                            Washington, D.C.  20549



                                  Form 8-K/A

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934



Date of Report (Date of earliest event reported) July 22, 1999
                                                 ------------------------------

                          Hudson Respiratory Care Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   California                                           333-56097                                       95-1867330
 (State or other                                       (Commission                                   (I.R.S. Employer
  jurisdiction                                         File Number)                                 Identification No.)
of incorporation)



27711 Diaz Road, P.O. Box 9020, Temecula, CA                           92589
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code   (909) 676-5611
                                                    ----------------------------



                                 Not applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 7.  Financial Statements and Exhibits.

    The following financial statements are being filed in connection with the acquisition by the Registrant, through its indirect, wholly-owned subsidiary Steamer Holding AB, a company organized under the laws of Sweden, of a majority of the outstanding capital stock of Louis Gibeck AB, a company organized under the laws of Sweden, which acquisition was originally reported on Form 8-K dated July 22, 1988 (date of earliest event reported).

                                                                      Page
                                                                      ----
          (a) Financial statements of businesses acquired - Audited

Report of Independent Public Accountants                                3

Audited Louis Gibeck AB Balance Sheets -
August 31, 1998 and 1997                                                4

Audited Louis Gibeck AB Statements of Income For the Years Ended
August 31, 1998 and 1997                                                6

Audited Louis Gibeck AB Statements of Changes in Financial
Position For the Years Ended August 31, 1998 and 1997                   7

Louis Gibeck AB Notes to the Financial Statements                       9

          (b) Financial statements of businesses acquired - Unaudited

Unaudited Louis Gibeck AB Balance Sheet February 28, 1999              15

Unaudited Louis Gibeck AB Statements of Income For the
Six Months Ended February 28, 1999 and 1998                            16

Unaudited Louis Gibeck AB Cash Flow Analysis
For the Six Months Ended February 28, 1999 and 1998                    17

Louis Gibeck AB Notes to the Unaudited Financial Statements            18

          (c) Unaudited Pro Forma Consolidated Financial Statements Giving Effect to the Acquisition of Louis Gibeck AB by the Registrant

                                                              Page
                                                              ----
Hudson Respiratory Care Inc. and Louis Gibeck AB
  Unaudited Pro Forma Consolidated Financial Statements -
  Introduction                                                  19

Hudson Respiratory Care Inc. and Louis Gibeck AB
  Unaudited Pro Forma Consolidated Balance Sheet -
  March 26, 1999                                                20

Notes to Unaudited Pro Forma Consolidated Balance
  Sheet - March 26, 1999                                        21

Hudson Respiratory Care Inc. and Louis Gibeck AB
  Unaudited Pro Forma Consolidated Statement of Operations
  For the Year Ended December 25, 1998                          22

Notes to Unaudited Pro Forma Consolidated Statement
  of Operations For the Year Ended December 25, 1998            23

Hudson Respiratory Care Inc. and Louis Gibeck AB
  Unaudited Pro Forma Consolidated Statement of Operations
  For the Three Months Ended March 26, 1999                     24

Notes to Unaudited Pro Forma Consolidated Statement of
  Operations For the Three Months Ended March 26, 1999          25

[LETTERHEAD OF DELOITTE & TOUCHE]

To the Annual General Meeting of Louis Gibeck AB (publ) Organization number 556070-9668


We have examined the Annual Report and the financial statements, and the administration by the Board of Directors and the President of Louis Gibeck AB
(publ) for the financial year ending August 31, 1998. These financial statements and the administration are the responsibility of the Board of Directors and the President.

Our responsibility is to express an opinion in the Annual Report and the administration based on our audit.

The audit was conducted in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Annual Report and the consolidated financial statements are free of material misstatements. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures contained in the financial statements. An audit also includes assessing the accounting principles and the Board of Directors' application thereof, as well as evaluating the overall financial statement presentation. We have examined significant decisions, measures and circumstances in the Company in order to evaluate whether or not any Director or the President is liable for damages to the Company, or in any other way has acted in breach of the Companies. Act, the Swedish Annual Accounts Act, or the Corporate By-Laws. We believe that our audit provides a reasonable basis for our opinion. The Annual Report has been prepared in accordance with the Annual Accounts Act and we therefore recommend that the Statement of Income and the Balance Sheet be adopted, and that the loss be allocated in accordance with the proposal contained in the Board of Director's Report.

The Directors and the President have not taken any measure or committed any violation which in our opinion could entail liability for damages to the Company.

We therefore recommend that the Board of Directors and the President be granted discharge from liability for the financial year.




Stockholm December 3, 1998 (October 5, 1999 as to Note 26 and Note 27) Deloitte & Touche Stockholm AB


/s/ Bo Magnusson

Bo Magnusson
Authorized Public Accountant

                                BALANCE SHEETS

------------------------------------------------------------------------------------------------------------------------
                                                                    GROUP                         PARENT COMPANY
SEK thousand                                Note        1998-08-31        1997-08-31        1998-08-31        1997-08-31
------------------------------------------------------------------------------------------------------------------------
Assets
Fixed assets

Intangible fixed assets
Patents and similar rights                  12                 827             4,965               827             1,324
Goodwill                                    13              96,293           102,773                 0                 0
------------------------------------------------------------------------------------------------------------------------
                                                            97,120           107,738               827             1,324
Tangible fixed assets
Buildings and land                          14               5,495             5,710                 0                 0
Machinery and technical facilities          15              11,285            17,667             3,053             7,086
Equipment tools, and installations          16               1,812             7,602             1,371             4,372
Construction in progress                    17                 348             2,884               340             1,773
------------------------------------------------------------------------------------------------------------------------
                                                            18,940            33,863             4,764            13,231
Financial fixed assets
Shares in subsidiaries                      18                   0                 0           126,122           126,122
Due from Group companies                                         0                 0             4,700                 0
Shares in associated companies                                   0                 0                 0             5,000
Deposits                                                         0               307                25                25
Other long-term receivables                                  5,032             4,850             5,007                 0
------------------------------------------------------------------------------------------------------------------------
                                                             5,032             5,157           135,854           131,147
------------------------------------------------------------------------------------------------------------------------
Total fixed assets                                         121,092           146,758           141,445           145,702
------------------------------------------------------------------------------------------------------------------------

Current assets

Inventories, etc.
Raw materials and supplies                                   5,241            14,783             1,781             3,051
Work in progress                                             2,284                 0               780             2,483
Finished products and goods for resale                      21,711            13,721             9,422             3,994
------------------------------------------------------------------------------------------------------------------------
                                                            29,236            28,504            11,983             9,528
Short-term receivables
Accounts receivable                                         38,431            30,451            16,150            13,785
Due from group companies                                         0                 0            46,612            18,371
Other receivables                                            7,010               793             5,083               302
Prepaid expenses and accrued income         19              20,335             1,721             1,638             1,034
------------------------------------------------------------------------------------------------------------------------
                                                            65,776            32,965            69,483            33,492

Cash and bank deposits                                      19,179            15,678             6,168             7,340
------------------------------------------------------------------------------------------------------------------------
Total current assets                                       114,191            77,147            87,634            50,360
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                               235,283           223,905           229,079           196,062
------------------------------------------------------------------------------------------------------------------------

                                BALANCE SHEETS

--------------------------------------------------------------------------------------------------------------------------------
                                                                                GROUP                        PARENT COMPANY
SEK thousand                                              Note        1998-08-31     1997-08-31        1998-08-31     1997-08-31
--------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY AND LIABILITIES
Shareholders' equity                                       20
Restricted equity
Share capital, 3,723,050 shares,
  each with nominal value of SEK 2                                         7,446          5,138             7,446          5,138
Additional paid-in-capital                                                69,086              0            69,086              0
Statutory reserve                                                         11,482         16,242             6,426          6,426
Translation difference                                                    -1,384              0                 0              0
--------------------------------------------------------------------------------------------------------------------------------
Total restricted equity                                                   86,630         21,380            82,958         11,564

Unrestricted equity
Retained earnings                                                              0              0            17,599         18,841
Unrestricted reserves                                                     36,195         28,824                 0              0
Net result for the year                                                   -7,010          5,491            15,021            942
--------------------------------------------------------------------------------------------------------------------------------
Total unrestricted equity                                                 29,185         34,315            32,620         19,783
--------------------------------------------------------------------------------------------------------------------------------
Total shareholders' equity                                               115,815         55,695           115,578         31,347
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Untaxed reserves                                           21                  0              0             7,022         13,551
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Provisions                                                 22              8,078          8,619               255              0
--------------------------------------------------------------------------------------------------------------------------------

Long-term liabilities
Liabilities to credit institutions                         23             42,884         74,173            38,000         59,690
--------------------------------------------------------------------------------------------------------------------------------
Total long-term liabilities                                               42,884         74,173            38,000         59,690
--------------------------------------------------------------------------------------------------------------------------------

Current liabilities
Liabilities to credit institutions                                        28,000              0            28,000              0
Advance payments from customers                                               47              0                47              0
Accounts payable                                                          14,136         12,953             7,531          8,008
Due to Group companies                                                         0              0            14,511         20,472
Tax liabilities                                                                0            605                 0          1,483
Other liabilities                                                          2,070         61,312             2,005         55,388
Accrued expenses and prepaid income                        24             24,253         10,548            16,129          6,123
--------------------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                 68,506         85,418            68,223         91,474
--------------------------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY AND LIABILITIES                               235,283        223,905           229,078        196,062
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                                GROUP                        PARENT COMPANY
MEMORANDUM ITEMS                                          Note        1998-08-31     1997-08-31        1998-08-31     1997-08-31
--------------------------------------------------------------------------------------------------------------------------------
Pledged assets
Net assets/Shares in subsidiaries                                         73,584        103,943           106,983        106,983
Corporate mortgages                                                       53,100         31,200            22,000         25,700
Real estate mortgages                                                      5,495          5,617                 0              0
Escrow funds                                                                   0             25                 0             25
--------------------------------------------------------------------------------------------------------------------------------
                                                                         132,179        140,785           128,983        132,708
Contingent liabilities                                     25
Guaranty for subsidiary liabilities                                            0              0                 0              5
Performance bond                                                             333            756               333              0
--------------------------------------------------------------------------------------------------------------------------------
                                                                             333            756               333              5
--------------------------------------------------------------------------------------------------------------------------------

                              STATEMENTS OF INCOME

----------------------------------------------------------------------------------------------------------------------
                                                                            GROUP                    PARENT COMPANY
SEK thousands                                              Note     1997/98        1996/97       1997/98       1996/97
----------------------------------------------------------------------------------------------------------------------
Operating revenue, etc.
Net sales                                                  2,3      240,348        222,686       125,636       118,935
Cost of goods sold                                                 -132,734       -122,929       -72,728       -71,245
----------------------------------------------------------------------------------------------------------------------
Gross result                                                        107,614         99,757        52,908        47,690

Operating expense
Selling expenses                                                    -58,340        -47,688       -25,457       -23,688
Administrative expenses                                             -24,064        -22,270       -15,235       -11,126
Research and development expenses                                   -12,172        -11,535        -6,876        -3,694
Items affecting comparability                               4       -11,418              0       -18,185             0
----------------------------------------------------------------------------------------------------------------------
Operating result                                           5,6        1,620         18,264       -12,845         9,182
----------------------------------------------------------------------------------------------------------------------

Result of financial investments
Results from participations in Group companies               7             0              0        13,358             0
Result from other securities and receivables
  accounted for as fixed assets                             8             0              0           248           208
Other interest income and similar profit/loss items         9           494            430           499           325
Interest expense and similar profit/loss items                       -6,429         -8,665        -6,259        -7,904
----------------------------------------------------------------------------------------------------------------------
Result after financial items                                         -4,315         10,029        -4,999         1,811
----------------------------------------------------------------------------------------------------------------------
Year-end appropriations                                    10             0              0        20,829          -418
Taxes on result for the year                               11        -2,695         -4,538          -809          -451
----------------------------------------------------------------------------------------------------------------------
NET RESULT FOR THE YEAR                                              -7,010          5,491        15,021           942
----------------------------------------------------------------------------------------------------------------------

STATEMENTS OF CHANGES IN FINANCIAL POSITION

------------------------------------------------------------------------------------------------------------------
                                                                          GROUP                  PARENT COMPANY
SEK thousand                                                  1998-08-31    1997-08-31    1998-08-31    1997-08-31
------------------------------------------------------------------------------------------------------------------

Funds provided
Funds generated internally by the year's operations               26,721          28,266        7,691       10,912
Sales of fixed assets                                                226             847          602          847
Decrease in long-term receivables                                    125               0            0           16
Equity offering                                                   71,394               0       71,394            0
Increase in long-term liabilities                                      0          58,001            0       46,625
Group contribution received                                                                    14,247          262
------------------------------------------------------------------------------------------------------------------
Total funds provided                                              98,466          87,114       93,934       58,662
------------------------------------------------------------------------------------------------------------------
Funds applied
Investments in fixed assets                                       -8,643         -16,866       -4,829       -9,116
Equity investments                                                     0          -5,000            0       -5,100
Increase in long-term receivables                                      0            -266       -4,707            0
Decrease in long-term liabilities                                -36,495               0      -21,690            0
Dividend to shareholders                                          -2,184          -2,184       -2,184       -2,184
------------------------------------------------------------------------------------------------------------------
Total funds applied                                              -47,322         -24,316      -33,410      -16,400
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Change in working capital                                         51,144          62,798       60,524       42,262
------------------------------------------------------------------------------------------------------------------
Change in components of working capital
Increase (+)/decrease (-) in inventories                             879           5,308        2,455        3,212
Increase (+)/decrease (-) in short-term receivables               28,971             711       35,991       21,449
Increase (-)/decrease (+) in current liabilities                  17,793          72,524       23,250       30,112
Increase (+)/decrease (-) in liquid funds                          3,501         -15,745       -1,172      -12,511

------------------------------------------------------------------------------------------------------------------
Change in working capital                                         51,144          62,798       60,524       42,262
------------------------------------------------------------------------------------------------------------------
Funds generated internally
Result before year-end appropriations and taxes                   -4,315          10,029       -4,999        1,811
Depreciation and amortization                                     24,570          14,654       10,632        3,405
Write-down/disposal of fixed assets                               11,241           6,307        2,867        6,147
Translation differences                                           -2,080           1,814            0            0
Taxes                                                             -2,695          -4,538         -809         -451
------------------------------------------------------------------------------------------------------------------
Total funds generated internally                                  26,721          28,266        7,691       10,912
------------------------------------------------------------------------------------------------------------------

                             ACCOUNTING PRINCIPLES

Accounting principles
The accounting principles applied conform to the Swedish Annual Accounts Act and recommendations and opinions by the Accounting Standards Board of Sweden, The Swedish Financial Accounting Standards Council, and the Swedish Institute of Authorized Public Accountants (FAR).
    For the first time the Company is applying the new Annual Account Act with accompanying recommendations. Comparative data for prior years have been recalculated to reflect the new principles.
    The following valuation and translation principles have been applied to the Annual Report:

Consolidated accounting
The consolidated statements of income and balance sheets include all companies in which the Parent Company, directly or indirectly, owns more than half of the voting rights, and in companies in which the Group otherwise has a controlling influence and a substantial proportion of the profit of their business.

Purchase method
The consolidated financial statements have been prepared in accordance with recommendation RR 1:96 of the Financial Accounting Standards Council. All corporate acquisitions have been accounted for according to the purchase method of accounting.
     Untaxed reserves reported in individual Group companies are divided into on equity portion and one tax portion in the consolidated Balance Sheet. The equity portion is carried to statutory reserves. The tax portion is reported as a provision.

Translation of foreign subsidiary income statements and balance sheets
The so-called current rate method has been used for translating the income statements and balance sheets of foreign subsidiaries into Swedish kronor (SEK). All assets and liabilities in subsidiary balance sheets have been converted using the financial year-end rate of exchange, and all income statement items have been converted at the average rate of exchange for the year. Any translation differences thus arising have been carried directly to shareholders' equity. Exchange rate differences on loans in foreign currency in the Parent Company, attributable to the acquisition of shares in subsidiaries, have been reported net against dividends from subsidiary Gibeck, Inc. In the Group, these foreign exchange losses and gains are offset against shareholders' equity.

Fixed Assets
Fixed assets are carried at cost less depreciation according to plan based on the estimated economic life of the relative assets.

--------------------------------------------------------------------------------------------
Schedule of depreciation and amortization
according to plan                                     97/98                  96/97
--------------------------------------------------------------------------------------------
Computer equipment                                    3 years                4 years
Production equipment                                  5 years                5 years
Office machines                                       5 years                5 years
Office equipment                                      5 years                8 years
Production machines                                   5 years                8 years
Patents, etc.                                         5 years                8 years
Leasehold improvements                                              -- Rental period
Buildings                                            30 years               30 years
Goodwill                                          10-20 years               30 years
--------------------------------------------------------------------------------------------

The difference between depreciation according to plan and depreciation for tax purposes is reported as a year-end appropriation in 1996/97.

Inventories and work in progress
Inventories are valued at the lower of cost and market. The FIFO method is used for determining cost. By market value is meant estimated selling value less estimated selling costs.

Receivables
Receivables are valued at the amount expected to be collected.

Receivables and liabilities in foreign currency
Receivables and liabilities in foreign currency have been converted to Swedish kronor at the rate of exchange prevailing at financial year-end. The difference between cost and value at financial year-end is carried to the income statement. Effects of forward contracts maturing after financial year-end and which do not correspond to receivables and liabilities as of financial year-end are not accounted for.
     Hedged receivables and liabilities are valued at the relevant forward rate of exchange.

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 2
Net sales by business segment and geographic
market
--------------------------------------------------------------------------------
Net sales are
attributable to business                 Group                Parent Company
segments as follows              1997/98      1996/97      1997/98      1996/97
--------------------------------------------------------------------------------
Humidification/Filtration
  own brands                       107.3        100.9         95.8         89.8
Humidification/Filtration
  private label                     46.0         37.2          0.0          0.0
Circuit business                    57.2         55.5          0.0          0.0
Agency business in Sweden           29.8         29.1         29.8         29.1
--------------------------------------------------------------------------------
Total                              240.3        222.7        125.6        118.9
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Net sales are attributable
to geographic markets                    Group                Parent Company
as follows                       1997/98      1996/97      1997/98      1996/97
-------------------------------------------------------------------------------
USA                                103.9         91.3         19.7         19.9
Sweden                              35.2         40.0         31.2         31.4
Germany                             24.5         22.3         12.5         11.6
Japan                               10.8         13.4         10.8         13.6
France                               9.7          9.0          6.3          5.2
Other markets                       56.2         46.7         45.1         37.2
-------------------------------------------------------------------------------
Total                              240.3        222.7        125.6        118.9
-------------------------------------------------------------------------------

NOTE 3
Intra-Group transactions
-------------------------------------------------------------------------------
                                                       Parent Company
Inkop pch forsaljning mellan Kconcernforetag       1998             1997
-------------------------------------------------------------------------------
Purchases                                          16.6%            17.8%
Sales                                              22.0%            19.3%
-------------------------------------------------------------------------------

NOTE 4
Items affecting comparability
-------------------------------------------------------------------------------
                                         Group                Parent Company
                                 1997/98      1996/97      1997/98      1996/97
-------------------------------------------------------------------------------
Restructuring in
  connection with move of
  production to Malaysia         -20,058         0         -18,185         0
Net effect of sale of Gibeck,
  Inc.'s circuit business and
  other restructuring
  in the U.S.                      3,503         0               0         0
Net effect of sale of
  business in LaryCare             5,137         0               0         0
-------------------------------------------------------------------------------
Total                            -11,418         0         -18,185         0
-------------------------------------------------------------------------------
Whereof disposals and write-down amounts to 13.161 in the Group and 11,621 in the Parent Company.

NOTE 5
Average number of employees, wages, salaries, other
compensation and social benefits
-------------------------------------------------------------------------------
                                     1997/98                     1996/97
Average number               Number of      Of whom      Number of      Of whom
employees                    employees          men      employees          men
-------------------------------------------------------------------------------
Parent Company
Sweden                              87          37%            100         36%
-------------------------------------------------------------------------------
Parent Company total                87          37%            100         36%
Subsidiaries
Sweden                              12          58%             14         71%
USA                                 57          37%             74         38%
Malaysia                           120          20%             67         12%
Subsidiary total                   189          28%            155         30%
-------------------------------------------------------------------------------
Group total                        276          30%            255         32%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                     1997/98                    1996/97
Wages, salaries               Wages, Social benefits     Wages, Social benefits
other compensation,           salaries      (of which    salaries      (of which
etc.                                        pensions)                   pensions)
-------------------------------------------------------------------------------
Parent Company                 27,562       11,872       24,743         10,940
                                            (2,005)                     (1,484)
Subsidiaries                   29,825        5,770       27,881          3,577
                                            (1,481)                       (362)
-------------------------------------------------------------------------------
Group total                    57,387       17,642       52,624         14,517
                                            (3,486)                     (1,846)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Wages, salaries, and
other compensation                      1997/98                    1996/97
presidents allocated            Directors     Other         Directors     Other
to directors, etc. and      and president  employees   and presidents  employees
other employees         (of which bonuses)          (of which bonuses)
-------------------------------------------------------------------------------
Parent Company
Sweden                         2,350         25,207          1,583      23,160
                                (155)                          (75)
-------------------------------------------------------------------------------
Parent Company total           2,350         25,207          1,583      23,160
                                (155)                          (75)
Subsidiaries in Sweden           815          3,523          1,450       3,891
                                 (71)                           (0)
Subsidiaries outside Sweden
USA                              973         20,009          1,626      18,689
                                  (0)                           (0)
Malaysia                         615          3,276            494       1,731
                                 (51)                           (0)
-------------------------------------------------------------------------------
Subsidiary total               2,403         26,808          3,570      24,311
-------------------------------------------------------------------------------
                                (122)                           (0)
Group total                    4,753         52,015          5,153      47,471
                                (277)                          (75)
-------------------------------------------------------------------------------

579 (617) of the Parent Company's pension costs referred to the group directors and presidents.
1,078 (979) of the Group's pension costs referred to the group direc-tors and presidents.
The president has an agreement for severance pay of 18 monthly salaries.

                         NOTES TO THE FINANCIAL STATEMENTS

NOTE 6

Depreciation, amortization, etc. according to plan of tangible and intangible fixed assets

-----------------------------------------------------------------------------
                                                Group         Parent Company
                                          1997/98   1996/97  1997/98   1996/97
-----------------------------------------------------------------------------
Cost of goods sold                          7,301     6,575    2,240     2,176

Selling expenses                            4,250     3,861      215        49

Administrative expenses                     1,687     1,631    1,008       939

Research and development expenses           2,748     2,587      207       241

Restructuring expenses                      8,584         0    6,962         0

Other operating expenses                        0         0        0         0
------------------------------------------------------------------------------
Total                                      24,570    14,654   10,632     3,405
------------------------------------------------------------------------------


NOTE 7

Result from shares in Group companies

-------------------------------------------------------------------------------
                                                  Group         Parent Company
                                            1997/98   1996/97  1997/98  1996/97
-------------------------------------------------------------------------------
Anticipated dividend subsidiary,
 Gibeck, Inc. USA                                 0         0   16,180        0

Hedging loss                                      0         0   -2,822        0
-------------------------------------------------------------------------------
Total                                             0         0   13,358        0
-------------------------------------------------------------------------------


NOTE 8

Result from other securities and receivables in the form of fixed assets

--------------------------------------------------------------------------------
                                                                Parent Company
                                                               1997/98   1996/97
--------------------------------------------------------------------------------
Interest (Group companies                                          248       208
--------------------------------------------------------------------------------
Total                                                              248       208
--------------------------------------------------------------------------------


NOTE 9

Other interest income and similar profit/loss items

-------------------------------------------------------------------------------
                                                  Group         Parent Company
                                            1997/98   1996/97  1997/98   1996/97
--------------------------------------------------------------------------------
Interest                                        494       430      364       325

Interest - Group companies                        0         0      135         0
--------------------------------------------------------------------------------
Total                                           494       430      499       325
--------------------------------------------------------------------------------


NOTE 10

Year-end appropriations

-------------------------------------------------------------------------------
                                                               Parent Company
                                                             1997/98    1996/97
-------------------------------------------------------------------------------
Change in timing difference reserve                            2,649       -403

Reversal of tax equalization reserve                             409        137

Accelerated depreciation and amortization                      3,524       -414

Group contributions                                           14,247        262
-------------------------------------------------------------------------------
Total year-end appropriations                                 20,829       -418
-------------------------------------------------------------------------------


NOTE 11

Taxes on the year's result

There are no taxes payable by the Parent Company for the 1997/98 financial year
(451). The Parent Company reports U.S. withholding tax of 809 for anticipated dividend.

The Group reports deferred taxes of -1,012 (-1,724) as a tax expense in the consolidated income statement and the total outstanding deferred tax liability as a provision in the consolidated balance sheet. Deferred taxes have declined by 2,191 (-264) due to reversal of untaxed reserves.


NOTE 12

Patents and similar rights

--------------------------------------------------------------------------------
                                          Group               Parent Company
                                 1998-08-31   1997-08-31  1998-08-31  1997-08-31
--------------------------------------------------------------------------------
Opening cost                          9,474        7,623       2,291       1,810

Purchases                               819        1,644         803         481

Sales/disposals                      -7,789            0        -871           0
--------------------------------------------------------------------------------
Closing accumulated cost              2,504        9,267       2,223       2,291

Opening amortization
 according to plan                   -4,417       -3,670        -967        -726

Sales/disposals                       4,579            0         545           0

Year's amortization
 according to plan                   -1,839         -632        -974        -241
--------------------------------------------------------------------------------
Closing accumulated
 amortization according
 to plan                             -1,677       -4,302      -1,396        -967

Closing residual value                  827        4,965         827       1,324
--------------------------------------------------------------------------------
Translation difference: The year's opening balances have been affected by 92.


NOTE 13

Goodwill

--------------------------------------------------------------------------------
                                          Group               Parent Company
                                 1998-08-31   1997-08-31  1998-08-31  1997-08-31
--------------------------------------------------------------------------------
Opening cost                        116,103      116,103           0           0

Purchases                                 0            0           0           0
--------------------------------------------------------------------------------
Closing accumulated cost            116,103      116,103           0           0

Opening amortization
 according to plan                  -13,330       -7,067           0           0

Year's amortization
 according to plan                   -6,480       -6,263           0           0
--------------------------------------------------------------------------------
Closing accumulated
 amortization
 according to plan                  -19,810      -13,330           0           0
--------------------------------------------------------------------------------
Closing residual value
 according to plan                   96,293      102,773           0           0
--------------------------------------------------------------------------------


                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 14

Buildings and land

--------------------------------------------------------------------------------
                                  Group                       Parent Company
                          1998-08-31  1997-08-31          1998-08-31  1997-08-31
--------------------------------------------------------------------------------
Opening cost                   9,864       9,454                   0           0

Purchases                          0          80                   0           0
--------------------------------------------------------------------------------
Closing accumulated            9,864       9,534                   0           0
  cost

Opening depreciation          -3,957      -3,418                   0           0
  according to plan

Year's depreciation             -412        -406                   0           0
  according to plan
--------------------------------------------------------------------------------
Closing accumulated           -4,369      -3,824                   0           0
  depreciation
  according to plan
--------------------------------------------------------------------------------
Closing residual value         5,495       5,710                   0           0
  according to plan
--------------------------------------------------------------------------------

Translation difference: The year's opening balances have been affected by 195.


NOTE 15

Machinery and other technical facilities

--------------------------------------------------------------------------------
                                  Group                       Parent Company
                          1998-08-31  1997-08-31          1998-08-31  1997-08-31
--------------------------------------------------------------------------------
Opening cost                  48,639      44,764              15,442      14,629

Purchases                      7,120       9,805               3,390       4,176

Sales/disposals              -32,495      -5,816              -7,277      -3,363

Reclassification               2,134           0               1,578           0
--------------------------------------------------------------------------------
Closing accumulated           25,398      48,753              13,133      15,442
  cost

Opening depreciation         -31,309     -30,653              -8,356      -8,594
  according to plan

Sales/disposals               29,337       3,535               6,220       1,882

Reclassification               1,714           0               1,714           0

Year's depreciation
  according to plan          -13,855      -3,968              -9,658      -1,644
--------------------------------------------------------------------------------
Closing accumulated
  depreciation according
  to plan                    -14,113     -31,086             -10,080      -8,356
--------------------------------------------------------------------------------
Closing residual value
  according to plan           11,285      17,667               3,053       7,086
--------------------------------------------------------------------------------

Translation difference: The year's opening balances have been affected by -188.


NOTE 16

Equipment and tools

--------------------------------------------------------------------------------
                                  Group                       Parent Company
                          1998-08-31  1997-08-31          1998-08-31  1997-08-31
--------------------------------------------------------------------------------
Opening cost                  18,576      17,028               8,122       7,536

Purchases                        997       3,360                 636       2,318

Sales/disposals               -9,096      -1,994                -149      -1,732

Reclassification              -1,578           0              -1,578           0
--------------------------------------------------------------------------------
Closing accumulated            8,899      18,394               7,031       8,122
  cost

Opening depreciation         -10,963      -9,719              -3,750      -4,427
  according to plan

Accumulated depreciation           0           0                -295           0
  on Group purchases

Sales/disposals                7,979       1,675                  99       1,524

Reclassification              -1,714           0              -1,714           0

Year's depreciation           -2,389      -2,748                   0        -847
  according to plan
--------------------------------------------------------------------------------
Closing accumulated           -7,087     -10,792              -5,660      -3,750
  depreciation
  according to plan
--------------------------------------------------------------------------------
Closing residual value         1,812       7,602               1,371       4,372
  according to plan
--------------------------------------------------------------------------------

Translation difference: The year's opening balances have been affected by 11.


NOTE 17

Construction in progress

--------------------------------------------------------------------------------
                                  Group                       Parent Company
                          1998-08-31  1997-08-31          1998-08-31  1997-08-31
--------------------------------------------------------------------------------
Opening cost                   2,743       6,721               1,772       5,610

Purchases                          8       2,141                   0       2,141

Sales/disposals               -2,403      -5,978              -1,432      -5,978

Reclassification                   0           0                   0           0
--------------------------------------------------------------------------------
Closing accumulated              348       2,884                 340       1,773
  cost

Opening depreciation               0           0                   0           0
  according to plan

Sales/disposals                    0           0                   0           0

Year's depreciation                0           0                   0           0
  according to plan

Closing accumulated                0           0                   0           0
  depreciation
  according to plan
--------------------------------------------------------------------------------
Closing residual value           348       2,884                 340       1,773
  according to plan
--------------------------------------------------------------------------------

Translation difference: The year's opening balances have been affected by -141.


NOTE 18

Shares in subsidiaries
(Group and Parent Company)

--------------------------------------------------------------------------------
Company name              Org.no                 Domicile      Equity     Result
--------------------------------------------------------------------------------
ICOR Holding AB      556316-4309                     Taby         859          0

ICOR AB              556261-2621           Upplands Vasby      28,762        -83

Kiewclass SDN.BDH                  Kuala Lumpur, Malaysia       5,242       -642

Gibeck Inc.                             Indianapolis, USA      33,252      3,990

Other                                      Upplands Vasby       6,374        -23
--------------------------------------------------------------------------------

Note 18 continued

Shares in subsidiaries

------------------------------------------------------------------------------------------------------------------
                                                                  Size of                                 Value of
                                                                  holding                                  holding
                                                                 Number of        Percentage                  Book
Company name                                                       Shares         of capital                 Value
------------------------------------------------------------------------------------------------------------------
ICOR Holding AB                                                    5,000              100.0%               106,983
ICOR AB                                                                0              100.0%                     0
Kiewclass SDN.BHD.                                                     0              100.0%                     0
Gibeck, Inc.                                                       1,000              100.0%                15,999
Other                                                                                 100.0%                 3,140
------------------------------------------------------------------------------------------------------------------
                                                                                                           126,122
------------------------------------------------------------------------------------------------------------------


NOTE 19
Prepaid expenses and accrued income
------------------------------------------------------------------------------------------------------------------
                                                            Group                           Parent Company
                                                      1998-08-31   1997-08-31          1998-08-31    1997-08-31
------------------------------------------------------------------------------------------------------------------
Prepaid rent                                                495           301                 439              252
Accrued rental income                                       263           108                 168               42
Other items                                              19,577         1,312               1,031              740
------------------------------------------------------------------------------------------------------------------
Total                                                    20,335         1,721               1,638            1,034
------------------------------------------------------------------------------------------------------------------
Of which 17,454 in the Group refers to sale of assets in the U.S. operations.

NOTE 20
Change in equity
------------------------------------------------------------------------------------------------------------------
                                                          Share     Statutory        Unrestricted       Net result
Group                                                   Capital      reserves            reserves     for the year
------------------------------------------------------------------------------------------------------------------
Opening balance                                           5,138        16,242              28,824            5,491
Equity offering                                           2,308        69,086
Transfer between restricted
 and unrestricted equity                                               -4,760               4,760
Translation difference                                                 -1,384                -696
Profit allocation pursuant to
 Annual General Meeting
 resolution                                                                 0               5,491           -5,491
Dividend                                                                    0              -2,184
Net result for the year                                                                                     -7,010
------------------------------------------------------------------------------------------------------------------
Closing balance                                           7,446        79,184              36,195           -7,010
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                          Share     Statutory        Unrestricted       Net result
Parent Company                                          Capital      reserves            reserves     for the year
------------------------------------------------------------------------------------------------------------------
Opening balance                                           5,138         6,426              18,841              942
Equity offering                                           2,308        69,086
Profit allocation pursuant to
 Annual General Meeting
 resolution                                                                 0                 942             -942
Dividend                                                                    0              -2,184
Net result for the year                                                                                     15,021
------------------------------------------------------------------------------------------------------------------
Closing balance                                           7,446        75,512              17,599           15,021
------------------------------------------------------------------------------------------------------------------

NOTE 21
Untaxed reserves
------------------------------------------------------------------------------------------------------------------
                                                                                                Parent Company
                                                                                           1998-08-31   1997-08-31
------------------------------------------------------------------------------------------------------------------
Timing difference reserve 1994                                                                      0        2,143
Timing difference reserve 1995                                                                  3,351        3,857
Timing difference reserve 1996                                                                  3,268        3,268
Timing difference reserve 1997                                                                    403          403
Tax equalization reserve                                                                            0          409
Accelerated depreciation
and amortization                                                                                    0        3,471
------------------------------------------------------------------------------------------------------------------
Total                                                                                           7,022       13,551
------------------------------------------------------------------------------------------------------------------

NOTE 22
Provisions
------------------------------------------------------------------------------------------------------------------
                                                            Group                           Parent Company
                                                      1998-08-31   1997-08-31          1998-08-31    1997-08-31
------------------------------------------------------------------------------------------------------------------
Provisions for pensions and
 similar undertakings                                       306             0                 255                0
Deferred taxes                                            6,225             0                   0                0
Ovriga avsattningar                                       1,547         8,619                   0                0
------------------------------------------------------------------------------------------------------------------
Total                                                     8,078         8,619                 255                0
------------------------------------------------------------------------------------------------------------------

NOTE 23
Skuld till kreditinstitut

------------------------------------------------------------------------------------------------------------------
Liabilities to credit institutions
Long-term liabilities due for
repayment more than one year
after financial year-end
                                                            Group                           Parent Company
                                                      1998-08-31   1997-08-31          1998-08-31    1997-08-31
------------------------------------------------------------------------------------------------------------------
Liabilities to
credit institutions                                      42,884        74,173              38,000           59,690
------------------------------------------------------------------------------------------------------------------
Total                                                    42,884        74,173              38,000           59,690
------------------------------------------------------------------------------------------------------------------

NOTE 24
Accrued expenses and prepaid income
------------------------------------------------------------------------------------------------------------------
                                                            Group                           Parent Company
                                                      1998-08-31   1997-08-31          1998-08-31    1997-08-31
------------------------------------------------------------------------------------------------------------------
Accrued vacation pay                                      2,841         3,253               2,693            2,731
Accrued social benefits                                   3,492         1,072               3,333              854
Other items                                              17,920         6,223              10,103            2,538
------------------------------------------------------------------------------------------------------------------
                                                         24,253        10,548              16,129            6,123
------------------------------------------------------------------------------------------------------------------

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 25

Foreign exchange forward contracts outstanding

--------------------------------------------------------------------------------
                           Amount in local     Amount           Average     Spot
Currency                        ('000,000)       MSEK      forward rate     rate
--------------------------------------------------------------------------------
August 31, 1998
USD                                    2,6       20,3              7,84     8,06
DEM                                    2,6       11,5              4,41     4,44
JPY                                  125,8        7,8             0,062   0,0579
MYR                                   10,9       19,9              1,83     1,96
--------------------------------------------------------------------------------
                                                 59,5
--------------------------------------------------------------------------------
                           Amount in local     Amount           Average     Spot
Currency                        ('000,000)       MSEK      forward rate     rate
--------------------------------------------------------------------------------
August 31, 1997
USD                                    2,3       17,8              7,65     7,73
DEM                                    2,6       11,7              4,68     4,48
JPY                                  183,3       12,0            0,0636   0,0618
MYR                                    6,5       18,6              2,86      2,9
--------------------------------------------------------------------------------
                                                 60,1
--------------------------------------------------------------------------------
                           Amount in local     Amount           Average     Spot
Currency                        ('000,000)       MSEK      forward rate     rate
--------------------------------------------------------------------------------
August 31, 1996
USD                                    2,6       17,6              6,84     6,63
DEM                                    1,9        9,0              4,69     4,49
JPY                                  115,5        7,8            0,0677  0,06072
--------------------------------------------------------------------------------
                                                 34,4

Note 26  Reconciliation of Swedish GAAP to US GAAP

                                                                                       FISCAL YEAR
                                                                                          ENDED
                                                                               ----------------------------
                                                                 Note            8/31/98           8/31/97
                                                                -----          ----------        ----------
Reported net (loss) earnings                                                      (7,010)           5,491
----------------------------

Disposal of Gibeck Inc.                                            A              (4,096)               0
Valuation of forward exchange contracts to
spot rate                                                          B                 388             (491)
Fair value write up of ICOR inventory acquired                     C                   0           (5,197)
Goodwill Amortization                                            C,D                 605              605
Restructuring Reserve FY 96                                        D              (1,242)          (4,662)
                                                                               ----------------------------
Total change in accordance with US GAAP                                           (4,345)          (9,745)
                                                                               ----------------------------
Estimated net earnings in accordance
                                                                               ----------------------------
With US GAAP                                                                     (11,355)          (4,254)
                                                                               ----------------------------
Earnings per share                                                                 (3.05)           (1.66)
                                                                               ----------------------------
Number of shares (Basic and diluted)                                           3,723,050        2,569,250


                                                                                          AS OF
                                                                               ----------------------------
                                                                                 8/31/98          8/31/97
                                                                               ----------        ----------
Reported Stockholders' equity                                                    115,815           55,695
-----------------------------

Disposal of Gibeck Inc.                                            A              (4,096)               0
Valuation of forward exchange contracts to
spot rate                                                          B                 983              595
Fair value write up of ICOR inventory acquired                     C              (5,197)          (5,197)
Goodwill Amortization                                            C,D               1,210              605
Restructuring Reserve                                              D              (5,904)          (4,662)
                                                                               ----------------------------
Total change in accordance with US GAAP                                          (13,004)          (8,659)

Estimated stockholders' equity in accordance
                                                                               ----------------------------
With US GAAP                                                                     102,811           47,036
                                                                               ----------------------------

A. For Swedish GAAP purposes the company recognized the sale of its US operations, Gibeck Inc., in the fiscal year ended August 31, 1998. For US GAAP purposes the transaction would be recognized in the fiscal year ended August 31, 1999 because certain significant provisions of the related asset sales agreement were not executed before fiscal year end 1998.

B. Changes in the market value of forward contracts are not recognized under Swedish GAAP. Under US GAAP unrecognized gains and losses are reflected in earnings for the year in which they arise.

C. The Company acquired ICOR Holding AB in 1996. For US GAAP purposes the inventory acquired is adjusted to fair value at the acquisition date. The inventory adjustment was then charged against earnings in the subsequent accounting period. Under Swedish GAAP no fair value adjustment is recorded.

D. Certain costs to restructure a subsidiary of the Company were recorded as adjustments to goodwill under Swedish GAAP. For US GAAP purposes these costs are charged against income in the year that they are recorded.

Note 27  Subsequent events

In July 1999, all outstanding shares of the Company were purchased by Hudson RCI. The Company is from that date a wholly owned subsidiary of Hudson RCI and no longer subject to the reporting requirements of the Stockholm Stock Exchange.

Management, after analyzing sales forecasts, determined that certain intangible assets associated with the colibri product line had no future value and took a charge against earnings in the residual value of 31.7 MSEK in fiscal year 1998/99.

Based on information received in August 1999 management determined that certain receivables accounted for in the financial statements as at August 31, 1998 has no future value and took a charge against earnings of 5,0 MSEK in fiscal year 98/99.

                                Louis Gibeck AB
                           Balance Sheet (Unaudited)
                               February 28, 1999
                               (in millions SEK)


-------------------------------------------------------
ASSETS
-------------------------------------------------------
Fixed Assets
-------------------------------------------------------
Goodwill                                         93.1
Other intangible
Fixed assets                                      1.0
Tangible fixed assets                            14.3
Financial fixed assets                            5.0
-------------------------------------------------------
Total fixed assets                              113.4
-------------------------------------------------------

Current assets
Inventories                                      14.7
Short-term receivables                           37.4
Liquid funds                                     46.8
-------------------------------------------------------
Total current assets                             98.9
-------------------------------------------------------
TOTAL ASSETS                                    212.3
-------------------------------------------------------

-------------------------------------------------------
SHAREHOLDERS' EQUITY
AND LIABILITIES
-------------------------------------------------------
Equity                                          133.1
Provisions                                        7.8
Long-term liabilities (2)                        32.0
Current liabilities (2)                          39.4
-------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY
AND LIABILITIES                                 212.3
-------------------------------------------------------

                                Louis Gibeck AB
                        Statements of Income (Unaudited)
              For the Six Months Ended February 28, 1999 and 1998
                               (in millions SEK)

                                          1999        1998
-----------------------------------------------------------
Net Sales                                  94.2       111.6
Cost of goods sold                        -39.5       -60.2
-----------------------------------------------    --------
Gross Profit                               54.7        51.4

Research and
Development expenses                       -6.3        -5.2
Other operating expenses                  -27.8       -40.4
-----------------------------------------------    --------
Operating Profit  1)                       20.6         5.8
-----------------------------------------------    --------

Financial Income                            0.3         0.3
Financial Expense                          -1.2        -4.0
-----------------------------------------------    --------
Profit after
financial items                            19.7         2.1

Taxes on profit
for the year                               -6.3        -1.5

-----------------------------------------------    --------
NET PROFIT FOR
THE PERIOD                                 13.4         0.6
-----------------------------------------------    --------

1)  Whereof amortization
    of goodwill                            -2.7        -3.1

                                Louis Gibeck AB
                              Cash Flow Analysis
              For the Six Months Ended February 28, 1999 and 1998
                              (in thousands SEK)


                                              1999          1,998
                                           ----------      ----------
Result after financials                       19,700          2,056
Items not included in the cash flow            6,900          6,106
                                           ----------      ----------
                                              26,600          8,162
Paid tax                                        (400)        (1,124)

Cash flow from ongoing business
before changes from operation                 26,200          7,038

Cashflow from changes in operation
 Decrese (Increase) in inventory              14,500         (1,890)
 Decrease (Increase) in current receivables   31,200         (5,336)
(Decrease) Increase in Accounts payable      (10,500)         2,040
 Decrease of other current liabilities        (5,000)        (1,630)

Cashflow from ongoing business                56,400            222

INVESTMENTS

Investments, net                              (1,900)        (4,535)
                                           ----------      ----------

Cashflow from investments                     (1,900)        (4,535)

Financial operations
New share issue                                -             71,400
Amortization of debt                           -            (59,459)
Dividend                                       -             (2,184)
Repayment of Loans                           (26,900)          -
                                           ----------      ----------
Cashflow from financial operations           (26,900)         9,757

This year cashflow                            27,600          5,444

Cash at year opening                          19,200         15,678

Cash at year end                              46,800         21,122

                                Louis Gibeck AB
                    Notes to Unaudited Financial Statements

Note 1    Financial Statements.
The financial statements included herein have been prepared by the Company, without audit, and include all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position at February 28, 1999 and the results of operations and statements of financial position for the six month periods ended February 28, 1999 and 1998. All such adjustments are of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in Sweden have been condensed or omitted. Although the Company believes that the disclosures in such financial statements are adequate to make the information presented not misleading, the accompanying unaudited financial statements should be read in conjunction with the Company's 1998 audited financial statements and the notes thereto included in its Annual Report. The results of operations for the six month periods ended February 28, 1999 and February 28, 1998 are not necessarily indicative of the results to be achieved for a full year.

Note 2    Unaudited Reconciliation of Swedish GAAP to US GAAP


                                                                                      SIX MONTHS ENDED
                                                                                ----------------------------
                                                                                  2/28/99            2/28/98
                                                                                ----------------------------

Reported net earnings                                                              13,475                600

Disposal of Gibeck Inc.                                                 A           4,096                  0
Valuation of forward exchange contracts to
spot rate                                                               B               0                194
Goodwill Amortization                                                   C             302                302
Restructuring Reserve                                                   E            (996)              (621)
                                                                                ----------------------------
Total change in accordance with U.S. GAAP                                           3,402               (125)
                                                                                ----------------------------
Estimated net earnings in accordance
                                                                                ----------------------------
with U.S.GAAP                                                                      16,877                475
                                                                                ----------------------------
Earnings per share                                                                   4.53               0.18
                                                                                ----------------------------
Number of shares (Basic and diluted)                                            3,723,050          2,569,250


                                                                                  AS OF
Financial year                                                                    2/28/99
                                                                                -----------
Reported Stockholders'equity                                                      133,100
Valuation of forward exchange contracts to
spot rate                                                               B             983
Fair value write up of ICOR net assets acquired                         C          (5,197)
Goodwill Amortization                                                   D           1,512
Restructuring Reserve                                                   E          (6,900)
                                                                                -----------
Total change in accordance with US GAAP                                            (9,602)

Estimated stockholders'equity in accordance
                                                                                -----------
with US GAAP                                                                      123,498
                                                                                -----------

A. To reflect the gain on sale of certain assets to Hudson Respiratory Care, Inc. in the appropriate period in accordance with US GAAP

B. To reflect the change in value of forward currency contracts in excess of local currency accounts receivable (SFAS 52)

C. To reflect the sale of purchased inventory, net of selling costs, which would have been recorded in accordance with APB 16

D. To reflect reduced goodwill amortization as a result of C and E

E. To reflect restructuring charges not capitalizable in accordance with US
   GAAP.

               HUDSON RESPIRATORY CARE INC. AND LOUIS GIBECK AB
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The accompanying pro forma consolidated financial statements have been prepared to show the effects of the July 22, 1999 acquisition of the majority of the outstanding capital stock of Louis Gibeck AB ("LGAB"), a company organized under the laws of Sweden by Hudson Respiratory Care, Inc. ("the Company") through its indirect, wholly-owned subsidiary, Steamer Holding. This acquisition is accounted for as a purchase business combination.

The following unaudited pro forma balance sheet presents the pro forma consolidated financial position of the Company at March 26, 1999 as if the acquisition occurred on such date. Included are adjustments to record the value of consideration paid by the Company and the assets and liabilities acquired by the Company. The purchase price was approximately $53.7 million including approximately $3 million of transaction expenses, resulting in goodwill of approximately $37.5 million, which is expected to be amortized over an estimated useful life of 20 years. The unaudited consolidated statement of financial position has been converted to US GAAP and from Swedish Krona to US Dollars using the average interbank rate as of the statement date (.1224 SEK to US $).

The financial statements of Louis Gibeck AB have been derived from its historical financial statements to (i) reflect US generally accepted accounting principles and (ii) present the results of Louis Gibeck on reporting periods more comparable to those of the Company. Accordingly, the balance sheet of Louis Gibeck is as of February 28, 1999 and the results are for the year and quarter then ended.

The unaudited pro forma statements of operations for the year ended December 25, 1998 and the quarter ended March 26, 1999 reflect the combined results of the Company and Louis Gibeck AB as if the acquisition had occurred on December 26, 1997. Unaudited pro forma statements of operations for the year ended December 25, 1998 and the quarter ended March 26, 1999 have been converted to US GAAP and from Swedish Krona to US Dollars using the average interbank rate for the period presented (.12614 and .12566 SEK to US $, respectively).

The unaudited pro forma consolidated statements of operations do not necessarily represent actual results that would have been achieved had the companies been together as of December 26, 1997, nor may they be indicative of future operations. These unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and Louis Gibeck AB.

               Hudson Respiratory Care Inc. and Louis Gibeck AB
                Unaudited Pro Forma Consolidated Balance Sheet
                                March 26, 1999
                                (in thousands)

                                                                       Hudson
                                                                     Respiratory
                                                                      Care Inc.   Louis Gibeck                       Pro
                                                                      26-Mar-99     28-Feb-99     Adjustments        Forma
                                                                     ------------ ------------- ---------------   ------------
Assets:
   Current Assets:
     Cash and short term investments                                   $    710      $  5,728        $ 2,828  (a)   $  9,266
     Accounts receivable, net                                            23,153         4,578                         27,731
     Inventories                                                         19,091         1,799          1,800  (b)     22,690
     Other current assets                                                   769          -                               769
                                                                     ----------   -----------   ------------      ----------
       Total current assets                                              43,723        12,105          4,628          60,456
                                                                     ----------   -----------   ------------      ----------
   Property, plant & equipment, net                                      32,996         1,750                         34,746
   Intangibles and other assets                                           4,568        10,100         37,001   (c)    51,669
   Deferred tax asset                                                    70,217          -              (720)  (c)    69,497
   Deferred financing costs                                              11,672          -                            11,672
   Other assets                                                             445           856           -              1,301
                                                                     ----------   -----------   ------------      ----------
        Total assets                                                   $163,621      $ 24,811        $40,909        $229,341
                                                                      =========   ===========   ============       =========

Liabilities and Shareholder's Equity:
   Current Liabilities:
     Notes payable to bank                                             $  4,000     $    -                          $  4,000
     Accounts payable                                                     2,343          -                             2,343
     Accrued liabilities                                                  9,620         4,823                         14,443
                                                                     ----------   -----------   ------------      ----------
       Total current liabilities                                         15,963         4,823           -             20,786
                                                                     ----------   -----------   ------------      ----------

   Non-current Liabilities:                                                                                             -
     Senior subordinated notes payable                                  115,000          -                           115,000
     Notes payable to banks, net of current portion                      39,000         3,917          5,917  (a)     48,834
     Affiliate note payable                                                              -            22,000  (a)     22,000
     Other                                                                                955                            955
                                                                     ----------   -----------   ------------      ----------
        Total liabilities                                               169,963         9,695         27,917         207,575
                                                                     ----------   -----------   ------------      ----------

   Mandatorily redeemable preferred stock                                30,802          -                            30,802
   Accrued Preferred Stock Dividend, PIK                                  1,636          -                             1,636
                                                                     ----------   -----------   ------------      ----------
                                                                         32,438          -              -             32,438

   Shareholder's equity (deficit)                                       (38,780)       15,116         12,992  (d)    (10,672)
                                                                     ------------ -----------   ------------      ----------

         Total liabilities and shareholder's equity (deficit)          $163,621      $ 24,811        $40,909        $229,341
                                                                      =========   ===========   ============       =========

               Hudson Respiratory Care Inc. and Louis Gibeck AB
            Notes to Unaudited Pro Forma Consolidated Balance Sheet
                                March 26, 1999

The following unaudited pro-forma adjustments are included in the accompanying pro forma balance sheet at March 26, 1999 (in thousands):

(a) Sources and uses of cash for the purchase of Louis Gibeck AB are as follows:

         Sources:
           Proceeds from affiliate note payable                                             $22,000
           Proceeds from sale of common stock to majority stockholder                        22,000
           Proceeds from bank loan                                                            5,917
                                                                                            -------
                                                                                             49,917
                                                                                            -------
         Uses:
           Purchase of shares of Louis Gibeck AB                                             44,089
           Payment of transaction expenses                                                    3,000
                                                                                            -------
                                                                                             47,089
                                                                                            -------

         Net Change in Cash                                                                 $ 2,828
                                                                                            =======

(b) Represents the estimated portion of the purchase price to be allocated to purchased inventory at fair value, less costs to sell.

(c) The purchase price has been allocated on a preliminary basis based on available information. Management expects that the purchase price allocation will be revised when additional information becomes available.

         Purchase price:
           Contribution of Louis Gibeck AB shares by Hudson RCI stockholder                 $ 6,623
           Cash paid for shares                                                              44,089
           Expenses of the transaction                                                        3,000
                                                                                            -------
                                                                                            $53,712
                                                                                            =======
         Preliminary allocation of purchase price (e):
           Goodwill                                                                         $37,516
           Inventory step-up to fair value, net of deferred tax liability of $720             1,080
           Historical cost basis of net assets                                               15,116
                                                                                            -------
               Total purchase price                                                         $53,712
                                                                                            =======

    The net change in goodwill in the pro forma balance sheet includes goodwill related to the acquisition of Louis Gibeck AB and the elimination of $515 of goodwill recorded by the Company in connection with a 1998 acquisition of certain assets of Louis Gibeck AB. This amount relates to Louis Gibeck AB's gain on the sale of those assets.

(d) The change in equity reflects the $22 million net cash proceeds and $6.6 million in Louis Gibeck AB stock received from Hudson RCI's majority stockholder for approximately 2.2 million shares of common stock, offset by the elimination of Louis Gibeck AB's historical equity and the elimination of $515 of gain described at (c) above.

(e) The Company is evaluating the status of certain in process research and development projects that were acquired with the purchase of Louis Gibeck AB. Accordingly, a portion of the purchase price may be allocated to purchased in process research and development when the Company has completed its analysis.

               Hudson Respiratory Care Inc.  and Louis Gibeck AB
           Unaudited Pro Forma Consolidated Statement of Operations
                         Year Ended December 25, 1998
                                (in thousands)


                                                 Hudson RCI  Louis Gibeck
                                                 Year ended   Year ended                       Pro
                                                 25-Dec-98    28-Feb-99   Adjustments         Forma
                                                ============ ==========================================

Net Sales                                         $100,498      $ 28,115    $ (5,794)  (a)    $122,819
Cost of Sales                                       53,520        14,128      (5,794)  (a)      61,854
                                                  --------      --------    --------          --------
Gross Profit                                        46,978        13,987           0            60,965

Selling                                             10,350         7,357                        17,707
Distribution                                         5,714             0                         5,714
General & Administrative                            10,284         2,989       1,850   (b)      15,123
Research & Development                               1,880         1,674                         3,554
                                                  --------      --------    --------          --------
Total SG&A                                          28,228        12,020       1,850            42,098

Provision for EPP                                  (63,939)            0                       (63,939)
Provision for Retention Bonuses                     (4,754)            0                        (4,754)
                                                  --------      --------    --------          --------
Income (Loss) from Operations                      (49,943)        1,967      (1,850)          (49,826)

Interest Expense                                   (10,692)         (395)     (2,936)  (c)     (14,023)
Other, Net                                          (1,041)            0                        (1,041)
                                                  --------      --------    --------          --------
Total Other                                        (11,733)         (395)     (2,936)          (15,064)
                                                  --------      --------    --------          --------

Income (Loss) Before Taxes                         (61,676)        1,572      (4,786)          (64,890)

Provision (Benefit) for Income Taxes                 1,390           945        (881)  (d)       1,454
                                                  --------      --------    --------          --------

Income (Loss) Before Extraordinary Item            (63,066)          627      (3,905)          (66,344)

Extraordinary Item/Loss on Extinguishment              104             0           0               104

Net Income (Loss)                                  (63,170)          627      (3,905)          (66,448)
                                                  --------      --------    --------          --------

Preferred Stock Dividends                            2,512             0           0             2,512

                                                  --------      --------    --------          --------
Net Income (Loss) Available to Shareholder        $(65,682)     $    627     $(3,905)         $(68,960)
                                                  ========      ========    ========          ========

           Hudson Respiratory Care Inc. and Louis Gibeck AB Notes to Unaudited Pro Forma Consolidated Statement of Operations
                         Year Ended December 25, 1998

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma consolidated statement of operations for the year ended December 25, 1998 (in thousands):


(a) Reflects the the elimination of intercompany sales. Gross profit in ending inventory is not material to the proforma consolidated statement of operations.

(b) This amount represents amortization of goodwill arising from the transaction, net of goodwill eliminated, over an estimated useful life of 20 years.

(c) Reflects interest on additional bank borrowings and borrowings from an affiliate at 5 percent and 12 percent annual interest rates, respectively.

(d) Reflects the tax benefit associated with additional interest expense on new borrowings in Sweden. The effective tax rate is estimated at 30 percent.

               Hudson Respiratory Care Inc. and Louis Gibeck AB
           Unaudited Pro Forma Consolidated Statement of Operations
                         Quarter Ended March 26, 1999
                                (in thousands)

                                                  Hudson RCI      Louis Gibeck
                                                 Quarter Endd    Quarter Ended                         Pro
                                                  26-Mar-99        28-Feb-99       Adjustments        Forma
                                                 ==============================================================

Net Sales                                           $ 27,169             5,617       $  (1,449) (a)   $ 31,337
Cost of Sales                                         14,875             2,344          (1,449) (a)     15,770
                                                 ------------    --------------   -------------    ------------
Gross Profit                                          12,294             3,273               0          15,567

Selling                                                2,436               829                           3,265
Distribution                                           1,709                 0                           1,709
General & Administrative                               3,328               266             463 (b)       4,057
Research & Development                                   510               534                           1,044
                                                 ------------    --------------   -------------    ------------
Total SG&A                                             7,983             1,629             463          10,075
                                                 ------------    --------------   -------------    ------------

Income (Loss) from Operations                          4,311             1,644            (463)          5,492

Interest Expense                                      (3,873)              (45)           (734)(c)      (4,652)
Other, Net                                                30                 0               0              30
                                                 ------------    --------------   -------------    ------------
                                                      (3,843)              (45)           (734)         (4,622)
                                                 ------------    --------------   -------------    ------------

Income (Loss) Before Taxes                               468             1,599          (1,197)            870

Provision for Income Taxes                               187               474            (220)(d)         441
                                                 ------------    --------------   -------------    ------------

Net Income                                               281             1,125            (977)            429
                                                 ------------    --------------   -------------    ------------

Preferred Stock Dividends                                925                 0               0             925

Net Income (Loss) Available to Shareholders         $   (644)            1,125        $   (977)       $   (496)
                                                  ===========     =============   =============     ===========

               Hudson Respiratory Care Inc. and Louis Gibeck AB
      Notes to Unaudited Pro Forma Consolidated Statement of Operations
                         Quarter Ended March 26, 1999


The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma consolidated statement of operations for the year ended December 25, 1998 (in thousands):

(a) Reflects the elimination of intercompany sales. Gross profit in ending inventory is not material to the pro forma consolidated statement of operations.

(b) This amount represents amortization of goodwill arising from the transaction, net of goodwill eliminated, over an estimated useful life of 20 years.

(c) Reflects interest on additional bank borrowings and borrowings from an affiliate at 5 percent and 12 percent annual interest rates, respectively.

(d) Reflects the tax benefit associated with additional interest expense on new borrowings in Sweden. The effective tax rate is estimated at 30 percent.

                                   Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date:  October 5, 1999


                              HUDSON RESPIRATORY CARE INC.


                              By: /s/ Jay R. Ogram
                                  -------------------------------
                                  Jay R. Ogram
                                  Chief Financial Officer